Exhibit 1.3

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This First Amendment to Share Exchange Agreement (this “Amendment”) is made as of March 10, 2010, by and between Heineken Holding N.V., a naamloze vennootschap (“Heineken Holding”); Heineken N.V., a naamloze vennootschap (“Heineken”, together with Heineken Holding, the “Heineken Parties”), Fomento Económico Mexicano, S.A.B. de C.V., a legal entity incorporated under the laws of Mexico (“FEMSA”), Compañía Internacional de Bebidas, S.A. de C.V., a legal entity incorporated under the laws of Mexico (“Compañía Internacional de Bebidas”) and Grupo Industrial Emprex, S.A. de C.V., a legal entity incorporated under the laws of Mexico (“Grupo Industrial”, together with FEMSA and Compañía Internacional de Bebidas, the “FEMSA Parties”).

RECITALS

A. The Heineken Parties and the FEMSA Parties are party to that certain Share Exchange Agreement, dated as of January 11, 2010 (the “Agreement”), pursuant to which the Heineken Parties are acquiring 100% of the outstanding capital stock of Emprex Cerveza S.A. de C.V. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

B. Section 10.2 of the Agreement provides that the Agreement may be modified only by a written instrument signed by each of the Parties thereto.

C. The Heineken Parties and the FEMSA Parties intend to amend Section 6.13(d) and 6.14(a) of the Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1. Amendments.

A. The following language shall be deleted from Section 6.13(d) of the Agreement, after the words “FEMSA shall, as soon as reasonably practicable” and before the words “and in accordance with all applicable filings and Laws”:

“after the condition set forth in Section 7.1(b) is satisfied”

B. The following language shall be deleted from the first sentence of Section 6.14(a) of the Agreement, after the words “following the approvals by the Heineken board of directors and supervisory board”:

“and the day after the FEMSA Information Statement has been cleared for public distribution by the CNBV, as applicable”

Additionally, the following language shall be added to the first sentence of Section 6.14(a) of the Agreement after the words “as soon as reasonable practicable”:

“, in the case of the Heineken Parties”

2. No Other Changes. Except as expressly amended pursuant to this Amendment, the remaining terms of the Agreement remain in full force and effect in accordance with their terms. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the Parties have executed this Amendment or caused this Amendment to be executed by their respective directors or officers thereunto duly authorized as of the date first written above.

HEINEKEN HOLDING N.V.

By	/s/ Charlene L. de Carvalho-Heineken
Name: Charlene L. de Carvalho-Heineken Title: Member of the Board of Directors

By	/s/ Maarten Das
Name: Maarten Das Title: Member of the Board of Directors

HEINEKEN N.V.

By	/s/ D.R. Hooft Graafland
Name: D.R. Hooft Graafland Title: Chief Financial Officer

By	/s/ Hemmo Parson
Name: Hemmo Parson Title: Senior Legal Counsel

COMPAÑÍA INTERNACIONAL DE BEBIDAS, S.A. DE C.V.

By	/s/ Carlos Eduardo Aldrete Ancira
Name: Carlos Eduardo Aldrete Ancira Title: General Counsel

GRUPO INDUSTRIAL EMPREX, S.A. DE C.V.

By	/s/ Carlos Eduardo Aldrete Ancira
Name: Carlos Eduardo Aldrete Ancira Title: General Counsel

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

By	/s/ Carlos Eduardo Aldrete Ancira
Name: Carlos Eduardo Aldrete Ancira Title: General Counsel